UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2019

PROSIGHT GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38996	35-2405664

(Commission File Number)	(I.R.S. Employer Identification No.)

412 Mt. Kemble Avenue, Suite 300,
Morristown, New Jersey	07960

(Address of Principal Executive Offices)	(Zip Code)

(973) 532-1900

Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	PROS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2019, ProSight Global, Inc. (the “Company”) entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with ProSight Parallel Investment LLC and ProSight Investment LLC (collectively, the “GS Investors”) and ProSight TPG, L.P. , TPG PS 1, L.P., TPG PS 2, L.P., TPG PS 3, L.P. and TPG PS 4, L.P. (collectively, the “TPG Investors” and, together with the GS Investors, the “Principal Stockholders”). A detailed description of the Stockholders’ Agreement is included in Amendment No. 2 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2019 (the “IPO Registration Statement”), under the caption “Certain Relationships and Related Party Transactions—Relationship with the Principal Stockholders Following this Offering—Stockholders’ Agreement”. Such description is hereby incorporated by reference into this Item 1.01. A copy of the Stockholders’ Agreement is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 1.01.

On July 29, 2019, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Principal Stockholders and the other parties named thereto (the "Investors" and, together with the Principal Stockholders, the "RRA Stockholders"). A detailed description of the Registration Rights Agreement is included in the IPO Registration Statement, under the caption “Shares Eligible for Future Sale— Registration Rights Agreement”. Such description is hereby incorporated by reference into this Item 1.01. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 1.01.

The terms of the Stockholders’ Agreement, the Registration Rights Agreement and each Employment Agreement (as defined in Item 5.02(e) below) are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the IPO Registration Statement and as described therein.

The information set forth under Item 5.02(e) below is incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities

On July 24, 2019, the Company entered into an agreement and plan of merger with ProSight Global Holdings Limited, a Bermuda exempt company (“PGHL”), which, prior to the reorganization described in the IPO Registration Statement, was the Company’s parent holding company. The merger became effective on July 25, 2019, with the Company as the surviving entity. As a consequence of the merger, the Company issued 38,851,369 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), for the then-outstanding equity interests of PGHL. The issuance of the Company’s shares of Common Stock was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and the rules and regulations promulgated thereunder as a private transaction not involving a public offering of securities.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

Effective July 24, 2019, our Board of Directors appointed Sheila A. Hooda and Otha T. Spriggs, III to serve as directors of the Company. Ms. Hooda and Mr. Spriggs will participate in the Company’s post-IPO director compensation program, pursuant to which they are each entitled to a retainer of $80,000 per year in cash and $80,000 per year in restricted stock units. Ms. Hooda and Mr. Spriggs will also each receive a retainer of $10,000 per year in cash and $10,000 per year in restricted stock units for service as chairman of the Nominating and Governance Committee and a retainer of $10,000 per year in cash and $10,000 per year in restricted stock units for service as chairman of the Compensation Committee, respectively, of the Company’s Board of Directors, in addition to a retainer of $5,000 per year in cash and $5,000 per year in restricted stock units for each respective committee in which they serve. A description of the material terms of the Company’s compensation plan for non-employee directors is included in the IPO Registration Statement under the caption “Management—Director Compensation”. Such description is hereby incorporated by reference into this Item 5.02. Biographical information concerning Ms. Hooda and Mr. Spriggs is included in the IPO Registration Statement under the caption “Management—Board of Directors”, and is hereby incorporated by reference into this Item 5.02. Our Board of Directors has determined that each of Ms. Hooda and Mr. Spriggs is “independent”, within the meaning of the listing rules of the New York Stock Exchange.

Effective July 24, 2019, our Board of Directors appointed Steven Carlsen, Clement S. Dwyer, Jr. and Bruce W. Schnitzer to serve as members of the Audit Committee of the Company’s Board of Directors. Mr. Schnitzer has been appointed to serve as Chairman of the Audit Committee.

Effective July 24, 2019, our Board of Directors appointed Mr. Carlsen, Ms. Hooda, Eric Leathers and Mr. Spriggs to serve as members of the Compensation Committee of the Company’s Board of Directors. Mr. Spriggs has been appointed to serve as Chairman of the Compensation Committee.

Effective July 24, 2019, our Board of Directors appointed Mr. Carlsen, Mr. Dwyer, Ms. Hooda and Richard P. Schifter to serve as members of the Nominating and Governance Committee of the Company’s Board of Directors. Ms. Hooda has been appointed to serve as Chairman of the Nominating and Governance Committee.

Effective July 24, 2019, our Board of Directors appointed Anthony Arnold, Mr. Carlsen and Mr. Schifter to serve as members of the Investment Committee of the Company’s Board of Directors. Mr. Arnold has been appointed to serve as Chairman of the Investment Committee.

Effective July 24, 2019, our Board of Directors appointed Mr. Carlsen, Mr. Dwyer and Mr. Leathers to serve as members of the Risk Committee of the Company’s Board of Directors. Mr. Carlsen has been appointed to serve as Chairman of the Risk Committee.

(e) Compensatory Arrangements of Certain Officers

On July 29, 2019, the Company entered into an employment agreement with each of Lawrence Hannon and Anthony S. Piszel (each, the “Employment Agreement’). A detailed description of each Employment Agreement is included in the IPO Registration Statement, under the caption “Equity Plans — Post-Offering Compensation — New Employment Agreement”. Such description is hereby incorporated by reference into this Item 5.02. A copy of each Employment Agreement is filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2019, the Company filed with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation (the “Certificate of Incorporation”) and the Company’s amended and restated by-laws (the “Bylaws”) became effective on such date. The Certificate of Incorporation and the Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are hereby incorporated by reference into this Item 5.03. The Company’s Board of Directors and stockholder previously approved each of the Certificate of Incorporation and Bylaws, each to be effective on the same date as the date of effectiveness of the IPO Registration Statement, which was July 24, 2019. The terms of the Certificate of Incorporation and the Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.1 and 3.2, respectively, to the IPO Registration Statement.

Item 8.01.	Other Events.

On July 29, 2019, the Company completed the offering of 7,857,145 shares of the Company’s Common Stock, including the issuance and sale by the Company of 4,285,715 shares of Common Stock and the sale by the Principal Stockholders of 3,571,430 shares of Common Stock (collectively, the “IPO”). The sales were made pursuant to an underwriting agreement, dated as of July 24, 2019 (the “Underwriting Agreement”), among the Company, the Principal Stockholders, and the underwriters named therein (the “Underwriters”).

Shares of the Company’s Common Stock were initially offered to the public by the Underwriters at a per-share price of $14.00 (the “IPO Price”). The net proceeds to the Company from the IPO were approximately $51.6 million. The Company did not receive any of the proceeds from the sale of the shares of the Company’s Common Stock sold by the Principal Stockholders in the IPO. Following the IPO, the GS Investors continue to hold approximately 40.9% of the Company’s outstanding Common Stock and the TPG Investors continue to hold approximately 39.4% of the Company’s outstanding Common Stock. Pursuant to the terms of the Underwriting Agreement, the Principal Stockholders have granted the Underwriters an option to acquire from the Principal Stockholders up to an additional 1,178,570 shares of Common Stock at the IPO Price.

On July 24, 2019, the Company issued a press release relating to the IPO, which has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-laws of the Company.

4.1	Registration Rights Agreement, dated July 29, 2019, between the Company and the RRA Stockholders.

10.1	Stockholders’ Agreement, dated July 29, 2019, between the Company and the Principal Stockholders.

10.2	Employment Agreement, dated July 29, 2019, between ProSight Global, Inc. and Lawrence Hannon.

10.3	Employment Agreement, dated July 29, 2019, between ProSight Global, Inc. and Anthony S. Piszel.

99.1	Press Release, dated July 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProSight Global, Inc. (Registrant)
Date: July 29, 2019	By:	/s/ Frank D. Papalia
Frank D. Papalia
Chief Legal Officer